UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 18, 2013

Tower Group International, Ltd.
(Exact name of registrant as specified in its charter)

Bermuda	001-35834	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Crown House, 4 Par-La-Ville Road Hamilton HM 08, Bermuda
(Address of principal executive offices)

(441) 279-6610
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement

As previously disclosed, on June 2, 2013, Tower Group International, Ltd. (“Tower”) entered into a stock purchase agreement (the “Purchase Agreement”) with Fairfax Financial Holdings Limited (“Fairfax”). The Purchase Agreement provided that Fairfax would sell, and Tower would purchase, all of Fairfax’s interest in and title to all of the issued and outstanding shares of stock of American Safety Reinsurance, Ltd., a Bermuda-based reinsurance subsidiary of American Safety Insurance Holdings, Ltd.

On August 18, 2013, Tower, Fairfax and Catalina Holdings (Bermuda) Ltd. (“Catalina”) entered into an agreement (the “Assignment and Assumption Agreement”), providing for the assignment by Tower to Catalina of all of Tower’s rights and interests in, and the assumption by Catalina of all of Tower’s duties and obligations under, the Purchase Agreement. No penalties will have been incurred by Tower in connection with the Assignment and Assumption Agreement.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Number	Description

10.1	Assignment and Assumption Agreement, dated as of August 18, 2013, by and between Tower Group International, Ltd., Fairfax Financial Holdings Limited and Catalina Holdings (Bermuda) Ltd.

99.1	Copy of Press Release issued by Tower Group International, Ltd., dated August 19, 2013

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tower Group International, Ltd.
Registrant

Date: August 19, 2013	/s/ Elliot S. Orol
ELLIOT S. OROL Senior Vice President, General Counsel and Secretary